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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of American Paging, Inc., of our report dated January 29, 1997, on the consolidated financial statements of American Paging, Inc. and Subsidiaries (the "Company") included in the Company's 1996 Annual Report to Shareholders, to the inclusion in this Form 10-K of our report dated January 29, 1997, on the financial statement schedule of the Company, and to the incorporation of such reports into the Company's previously filed S-8 registration statements, nos. 33-85860, 33-89208, 33-89976 and 333-16811.

ARTHUR ANDERSEN LLP

Chicago, Illinois
March 20, 1997